EX-99.906CERT

CERTIFICATION

W. Christopher Maxwell, Chairman and Chief Executive Officer, and Robert M. Mitchell, Treasurer and Chief Financial Officer of Conestoga Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2007 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chairman and Chief Executive Officer

Treasurer and Chief Financial Officer

Conestoga Funds

Conestoga Funds

/s/ W. Christopher Maxwell

/s/Robert M. Mitchell

W. Christopher Maxwell

Robert M. Mitchell

Date: December 4, 2007

Date: December 4, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Conestoga Funds and will be retained by Conestoga Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.